Exhibit 99.1
FIRST FINANCIAL HOLDINGS, INC.
2440 Mall Drive – Charleston, S.C. 29406
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Senior Vice President/Investor Relations and Corporate Secretary
(843) 529.5931 / (843) 729.7005
dwright@firstfinancialholdings.com

FIRST FINANCIAL HOLDINGS, INC.
ANNOUNCES FOURTH QUARTER AND FISCAL 2010 YEAR END RESULTS
First Federal Reports Strong Capital and Pre-Tax, Pre-Provision Earnings

Charleston, South Carolina (October 27, 2010) – First Financial Holdings, Inc. (NASDAQ GSM: FFCH) (“First Financial” or the “Company”), the holding company for First Federal Savings and Loan Association of Charleston (“First Federal”), today reported results for the fourth quarter of its fiscal year ended September 30, 2010.  The net loss for the quarter ended September 30, 2010 was ($1.2) million compared to a net loss of ($1.3) million from the comparative quarter ended September 30, 2009.  Including the preferred stock dividend and related accretion, the net loss to common shareholders was ($2.1) million for the fourth quarter compared to ($2.2) million for the fourth quarter one year ago.  Basic and diluted net loss per common share was ($0.13) for the current quarter compared to ($0.19) for the quarter ended September 30, 2009.

Net loss for the fiscal year ended September 30, 2010 totaled ($36.8) million compared with a net income before extraordinary item of $463 thousand and net income of $29.3 million for the fiscal year ended September 30, 2009.  The extraordinary item recorded in fiscal 2009 was related to the gain on the FDIC-assisted acquisition of Cape Fear Bank (“Cape Fear Acquisition”).  Including the preferred stock dividend and related accretion, the net loss available to common shareholders was ($40.6) million for the fiscal year ended September 30, 2010 compared to net income to common shareholders of $26.2 million for the September 30, 2009 fiscal year.  Basic and diluted net loss per common share was ($2.46) for the current fiscal year compared to net income per common share of $2.24 for the fiscal year ended September 30, 2009.

President and Chief Executive Officer R. Wayne Hall commented, “We are pleased to report improved financial results and another quarter of solid pre-tax pre-provision profit.  Although the economic recovery in our markets remains slow, we are very focused on returning to profitability.    Our capital levels remain strong and we continue to explore opportunities evolving in our markets.”

The following summarizes key activities of the Company during the quarter ended September 30, 2010:

•	Net interest margin, on a fully tax equivalent basis, was 3.91%, compared to 3.94% for the June 30, 2010 quarter and down from 4.03% for the comparable quarter last year.

•
The provision for loan losses was down $18.8 million from the linked quarter and $3.7 million from the same period last year.  Net charge-offs were $17.7 million and $7.3 million for the September 30, 2010 and 2009 quarters respectively.  The current quarter net charge-offs were down from $32.2 million for the linked quarter.

•
Core deposits, which include checking, money market and savings accounts, increased during the quarter, while higher priced certificates of deposit declined as a result of matured accounts not being renewed.

•	First Federal remains categorized as “well-capitalized” under regulatory standards with total risk-based capital at 12.55% and Tier 1 risk-based capital of 11.27% as of September 30, 2010.

Note:  Several balance sheet and income statement accounts have been reclassified for presentation consistent with industry standards.  All prior periods have been conformed to current period presentation.

Balance Sheet

As of September 30, 2010, First Financial’s total assets were $3.3 billion, relatively flat with the June 30, 2010 quarter end and a decrease of $187.3 million or 5.3% from September 30, 2009.  The decline was primarily related to reductions in the loan portfolio resulting from decreased customer demand and increased charge-offs, as well as higher levels of prepayments on mortgage-backed securities.

Investment securities, primarily comprised of mortgage-backed securities, totaled $473.4 million at September 30, 2010, a decrease of $8.9 million or 1.8% from the linked quarter and down $87.9 million or 15.7% from September 30, 2009.  The reductions in investment securities are the result of higher levels of prepayments during the year combined with the challenge in finding replacement securities that have acceptable yields.

The following table displays total loans by major loan category at each of the last five quarters:

LOANS (in thousands)	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Residential loans
Residential 1-4 Family	$836,644	$810,180	$778,747	$767,923	$749,289
Residential construction	14,436	12,016	16,926	14,502	15,681
Residential land	56,344	57,977	61,893	65,606	75,707
Total residential loans	907,424	880,173	857,566	848,031	840,677

Commercial loans
Commercial business	92,650	111,826	115,417	123,543	128,097
Commercial real estate	598,547	593,894	593,128	591,787	601,135
Commercial construction	28,449	40,102	60,561	69,865	80,247
Commercial land	143,366	164,671	188,838	214,023	221,845
Total commercial loans	863,012	910,493	957,944	999,218	1,031,324

Consumer loans
Home equity	397,632	404,140	406,872	405,701	398,423
Manufactured housing	269,857	264,815	256,193	250,646	243,823
Marine	65,901	68,393	70,506	73,536	76,608
Other consumer	60,522	62,805	63,134	67,070	70,887
Total consumer loans	793,912	800,153	796,705	796,953	789,741
Total loans	2,564,348	2,590,819	2,612,215	2,644,202	2,661,742
Less: Allowance for loan losses	86,871	86,945	82,731	73,534	68,473
Net loans	$2,477,477	$2,503,874	$2,529,484	$2,570,668	$2,593,269

Note: Certain amounts have been reclassified to conform with current period presentation.

Total loans decreased $26.5 million or 1.0% from June 30, 2010 and declined $97.4 million or 3.7% from the same period one year ago.  The decrease from September 30, 2009 in residential construction, residential land and commercial loans results from a combination of lower loan demand, increased loan charge-offs and the transfer of nonperforming loans to real estate owned.  Increased volume in residential loans is attributable to originations and refinances during the current low interest rate environment.  Manufactured housing loans increased due to higher customer demand and the expansion of relationships with dealers.

Total deposits at September 30, 2010 were $2.4 billion, which was essentially unchanged from the June 30, 2010 quarter end, and an increase of $95.5 million, or 4.1% from September 30, 2009.  Core deposits, which exclude all certificates of deposit, totaled $1.1 billion at September 30, 2010, compared to $1.0 billion at the prior year end reflecting First Federal’s initiatives in attracting and retaining core deposits.  The largest increase was in personal interest-bearing checking accounts resulting from several advertising campaigns highlighting the product during the year.  Certificates of deposit increased $12.4 million during the fiscal year to total $1.3 billion at September 30, 2010.  Increases in deposits, combined with reductions in assets, resulted in the reduction of short-term borrowings of $258.0 million while FHLB advances increased by $15.5 million or 3.1% as of September 30, 2010 compared to the same quarter of last year.

Shareholders’ equity at September 30, 2010 totaled $318.2 million, a decrease of $5.6 million or 1.7% from June 30, 2010 and a decrease of $33.5 million or 9.5% from September 30, 2009.  The decrease was primarily a result of net losses incurred.  First Federal’s regulatory capital ratios are above “well-capitalized” minimums, as evidenced by the following key capital ratios.  Additional capital information is presented in the following table for the last five quarters:

		For the Quarter Ended
		September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
First Financial:
Equity to assets		9.58%	9.74%	9.91%	10.20%	10.02%
Tangible common equity to tangible assets (non-GAAP)		6.55	6.71	6.93	7.30	7.16
Book value per common share		$15.32	$15.66	$16.34	$17.52	$18.03
Tangible common book value per share (non-GAAP)		13.02	13.34	14.02	15.19	15.64
Dividends paid per common share, authorized		0.05	0.05	0.05	0.05	0.05
Common shares outstanding, end of period (000s)		16,527	16,527	16,527	16,526	15,897

Regulatory Minimum for "Well- Capitalized"
Leverage capital ratio	4.00%	8.47%	8.46%	7.74%	7.67%	7.67%
Tier 1 risk-based capital ratio	6.00%	11.27	11.19	9.83	9.78	9.77
Total risk-based capital ratio	10.00%	12.55	12.46	11.10	11.05	11.02

Credit Quality

First Federal’s loan portfolio is impacted by numerous factors, most importantly, the economic environment in the markets in which we operate.  The allowance for loan losses was $86.9 million or 3.39% of gross loans at September 30, 2010 compared to $86.9 million or 3.36% at June 30, 2010, and $68.5 million or 2.57% at September 30, 2009.  The increase in fiscal 2010 was primarily a result of the higher levels of net charge-offs impacting historical lost rates, as well as higher levels of delinquent and nonperforming loans requiring reserves.

The following tables include information on delinquent loans, nonperforming assets and charge-offs over the last five quarters.

DELINQUENT LOANS	September 30, 2010		June 30, 2010		March 31, 2010		December 31, 2009		September 30, 2009
(30-89 days past due) (in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Residential loans
Residential 1-4 Family	$3,486	0.42%	$5,244	0.65%	$8,214	1.05%	$6,076	0.79%	$9,819	1.31%
Residential construction	-	-	-	-	-	-	-	-	-	-
Residential land	302	0.54	799	1.38	791	1.28	2,799	4.27	1,278	1.69
Total residential loans	3,788	0.42	6,043	0.69	9,005	1.05	8,875	1.05	11,097	1.32

Commercial loans
Commercial business	2,140	2.31	2,355	2.11	4,315	3.74	4,909	3.97	1,515	1.18
Commercial real estate	8,920	1.49	7,441	1.25	13,381	2.26	12,249	2.07	7,722	1.28
Commercial construction	1,981	6.96	-	-	1,602	2.65	947	1.36	662	0.82
Commercial land	3,428	2.39	1,192	0.72	2,314	1.23	4,662	2.18	7,464	3.36
Total commercial loans	16,469	1.91	10,988	1.21	21,612	2.26	22,767	2.28	17,363	1.68

Consumer loans
Home equity	4,625	1.16	4,661	1.15	4,477	1.10	4,609	1.14	2,113	0.53
Manufactured housing	3,207	1.19	2,992	1.13	3,806	1.49	3,697	1.47	3,132	1.28
Marine	462	0.70	425	0.62	981	1.39	1,754	2.39	1,226	1.60
Other consumer	1,765	2.92	527	0.84	594	0.94	1,172	1.75	481	0.68
Total consumer loans	10,059	1.27	8,605	1.08	9,858	1.24	11,232	1.41	6,952	0.88
Total delinquent loans	$30,316	1.18%	$25,636	0.99%	$40,475	1.55%	$42,874	1.62%	$35,412	1.33%

Note: Certain amounts have been reclassified to conform with current period presentation.

At September 30, 2010, total delinquencies increased $4.7 million or 18.3% to $30.3 million from the linked quarter.  Of these delinquencies, $5.0 million or 16.6% are covered under a purchase and assumption agreement with the FDIC for the Cape Fear Acquisition.  The increase in commercial loan delinquencies from the linked quarter is primarily related to five loans.  The reduction in delinquent residential loans for the same period is due to proactively managing delinquent loans.

	September 30, 2010		June 30, 2010		March 31, 2010		December 31, 2009		September 30, 2009
NONPERFORMING ASSETS (in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Residential loans
Residential 1-4 Family	$17,350	2.07%	$17,898	2.21%	$13,763	1.77%	$15,759	2.05%	$12,374	1.65%
Residential construction	-	-	-	-	-	-	-	-	-	-
Residential land	4,872	8.65	5,527	9.53	5,922	9.57	5,485	8.36	6,095	8.05
Total residential loans	22,222	2.45	23,425	2.66	19,685	2.30	21,244	2.51	18,469	2.20

Commercial loans
Commercial business	6,951	7.50	6,789	6.07	7,563	6.55	5,238	4.24	1,237	0.97
Commercial real estate	48,973	8.18	35,560	5.99	34,583	5.83	28,637	4.84	13,674	2.27
Commercial construction	5,704	20.05	5,738	14.31	7,127	11.77	3,706	5.30	6,227	7.76
Commercial land	46,109	32.16	50,269	30.53	55,719	29.51	40,164	18.77	32,847	14.81
Total commercial loans	107,737	12.48	98,356	10.80	104,992	10.96	77,745	7.78	53,985	5.23

Consumer loans
Home equity	6,969	1.75	6,937	1.72	7,773	1.91	6,626	1.63	5,474	1.37
Manufactured housing	2,909	1.08	3,189	1.20	2,899	1.13	2,715	1.08	2,280	0.94
Marine	188	0.29	135	0.20	166	0.24	259	0.35	143	0.19
Other consumer	206	0.34	16	0.03	143	0.23	153	0.23	81	0.11
Total consumer loans	10,272	1.29	10,277	1.28	10,981	1.38	9,753	1.22	7,978	1.01
Total nonaccrual loans	140,231	5.47%	132,058	5.10%	135,658	5.19%	108,742	4.11%	80,432	3.02%
Loans 90+ days still accruing	175		170		104		124		121
Restructured Loans, still accruing	750		-		-		-		-
Total nonperforming loans	141,156		132,228		135,762		108,866		80,553
Other repossessed assets acquired	11,950		12,543		11,957		20,864		22,002
Total nonperfoming assets	$153,106		$144,771		$147,719		$129,730		$102,555

Note: Certain amounts have been reclassified to conform with current period presentation.

At September 30, 2010, total nonperforming assets increased $8.3 million or 5.8% from the linked quarter to $153.1 million. Of these nonperforming assets, $14.7 million, or 9.6%, are covered under a purchase and assumption agreement with the FDIC for the Cape Fear Acquisition.  The increase from the June 30, 2010 quarter end was primarily related to three commercial real estate properties.

	September 30, 2010		June 30, 2010		March 31, 2010		December 31, 2009		September 30, 2009
NET CHARGE-OFFS (in thousands)	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*
Residential loans
Residential 1-4 Family	$2,311	1.12%	$1,673	0.84%	$2,715	1.40%	$59	0.03%	$936	0.50%
Residential construction	-	-	-	-	-	-	-	-	(940)	(23.98)
Residential land	1,297	9.08	975	6.51	1,127	7.07	1,781	10.08	1,502	7.94
Total residential loans	3,608	1.61	2,648	1.22	3,842	1.80	1,840	0.87	1,498	0.71

Commercial loans
Commercial business	1,789	7.00	3,868	13.62	1,656	5.54	1,046	3.33	2,203	6.88
Commercial real estate	3,402	2.28	5,267	3.55	8,085	5.46	1,807	1.21	166	0.11
Commercial construction	270	3.15	2,051	16.30	1,094	6.71	3,114	16.60	1,509	7.52
Commercial land	4,175	10.84	12,165	27.53	17,017	33.79	7,796	14.31	-	-
Total commercial loans	9,636	4.35	23,351	10.00	27,852	11.38	13,763	5.42	3,878	1.50

Consumer loans
Home equity	2,669	2.66	4,379	4.32	3,017	2.97	2,432	2.42	6	0.01
Manufactured housing	1,145	1.71	950	1.46	638	1.01	763	1.23	866	1.42
Marine	195	1.16	401	2.31	621	3.45	608	3.24	377	1.97
Other consumer	399	2.59	430	2.73	748	4.60	860	4.99	682	3.85
Total consumer loans	4,408	2.21	6,160	3.09	5,024	2.52	4,663	2.35	1,931	0.98
Total net charge-offs	$17,652	2.71%	$32,159	4.91%	$36,718	5.55%	$20,266	3.02%	$7,307	1.07%

*Represents an annualized rate
Note: Certain amounts have been reclassified to conform with current period presentation.

The decrease in net charge-offs to $17.7 million for the quarter ended September 30, 2010 compared to $32.2 million for the linked quarter was due to fewer credit writedowns in commercial land and home equity loans in the quarter ended September 30, 2010 than in the third fiscal quarter, thus reducing the required charge-offs.

Quarterly Results of Operations

The net loss for the quarter ended September 30, 2010, the linked quarter and the comparable quarter of the prior year was driven by the provision for loan losses recorded each period and has shown improvement over the last two quarters.  Total revenue for the quarter ended September 30, 2010, which consists of net interest income before the provision for loan losses and noninterest income, remained flat at $49.9 million compared to the June 30, 2010 quarter and decreased $1.3 million from the comparable quarter one year ago.

Net interest income – The net interest margin, on a fully tax equivalent basis, for the quarter ended September 30, 2010 was 3.91% compared to 3.94% for the linked quarter ended June 30, 2010 and 4.03% for the comparable quarter ended September 30, 2009.  Net interest income for the quarter ended September 30, 2010 was $30.9 million, decreasing from $31.2 million or a decline of 1.2% for the linked quarter ended June 30, 2010 and down from $34.1 million or a decline of 9.4% from the quarter ended September 30, 2009.  This decrease from the prior year is primarily attributable to the reduction in average earnings assets, down 7.0% year over year and the lower net interest margin.  The impact of higher nonperforming loans has also contributed to the reduction in the margin and net interest income.

Provision for loan losses - After determining what the Company believes is an adequate allowance for loan losses based on the risk in the portfolio, the provision for loan losses is calculated based on the net effect of the quarterly change in the allowance for loan losses and net charge-offs.  The provision was $17.6 million for the quarter ended September 30, 2010, compared to $36.4 million for the quarter ended June 30, 2010 and $21.3 million for the quarter ended September 30, 2009.  The decrease in the fourth quarter of fiscal 2010 from the linked quarter was due primarily to the lower level of net charge-offs between the linked quarters.  In addition, there has been no increase in the total loan balances and some stabilization in the level of impaired loans requiring specific reserve between the quarters.

Noninterest income – Noninterest income increased $354 thousand or 1.9% as compared to the linked quarter as a result of higher mortgage and other loan income which was $4.4 million for the fourth quarter of fiscal 2010, an increase of $1.9 million or 77.5% from the linked quarter ended June 30, 2010 and an increase of $1.7 million or 61.8% from the comparative quarter ended September 30, 2009.  The increase over the linked and comparable quarters is the result of higher volume of loans sold and the related gain on sales of the loans.  The Company continues to utilize certain economic hedging strategies to protect the value of the capitalized mortgage servicing asset from interest rate risk.  These strategies produced positive results during the fourth quarter, contributing to the increase in mortgage and other loan income.  Insurance revenues, another main contributor to revenues, remained flat for the quarter ended September 30, 2010 at $6.3 million for the linked quarter and decreased slightly from $6.6 million for the comparable quarter one year ago.  Insurance revenues continue to be reduced as a result of current market conditions.  Offsetting increases in noninterest income during the fourth quarter was lower other income.  This was a result of the final settlement from the FDIC totaling $1.5 million related to the Cape Fear Acquisition, which was received in the third quarter of the fiscal year.

Noninterest expense - Total noninterest expense increased by $1.6 million, or 4.9%, to $34.7 million for the quarter ended September 30, 2010 compared to $33.1 million for the quarter ended June 30, 2010.  This increase was primarily attributable to higher real estate owned (“REO”) expenses and writedowns on REO to reflect further fair-value declines for the underlying properties during the quarter ended September 30, 2010 as compared to the linked quarter.  Net REO expenses were $2.7 million for the September 30, 2010 quarter as compared to $925 thousand and $631 thousand for the quarters ended June 30, 2010 and September 30, 2009, respectively.  The total of all other operating expenses, exclusive of REO, decreased $184 thousand, from the linked quarter and increased $238 thousand from the comparable quarter of the prior year.

Annual Results of Operations

The pre-tax pre-provision income for the year ended September 30, 2010 declined 4.1% to $64.0 million from $66.7 million for the year ended September 30, 2009.  Net interest income and noninterest income  both increased year-over-year, as a result of  the increase in earning assets from the Cape Fear Acquisition, increases in mortgage and other loan income related to the higher volume of loan originations and associated sales of the loans resulting from the low interest rate environment; increases in 401(k)  plan administration fees related to the acquisition of American Pensions, Inc. during the latter part of fiscal 2009; and income related to the final settlement with the FDIC for the Cape Fear Acquisition.  Offsetting the increases in revenue were higher levels of noninterest expenses.  Noninterest expense increased $17.3 million or 14.9% to $133.7 million for fiscal 2010 as compared to the prior fiscal year.  The majority of the increase, $7.7 million, was related to salaries and employee benefits due to the increase in personnel primarily associated with acquisitions and new positions added during the year.  Other significant increases in expenses for the current fiscal year as compared to the prior year are related to occupancy and other costs associated with the acquisitions, higher levels of REO expenses and writedowns on REO to reflect further fair-value declines for the underlying properties, and reserves necessary in fiscal 2010 related to losses incurred at the Company’s reinsurance subsidiary.

Non-GAAP Financial Information

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include pre-tax, pre-provision earnings; tangible common equity to tangible assets ratio; tangible common book value; and efficiency ratio.  Management uses these non-GAAP measures in its analysis of First Financial’s performance.  Management also believes these non-GAAP financial measures provide additional information that is useful to investors in understanding the underlying performance of the Company, its business, and performance trends and such measures help facilitate additional performance comparisons with others in the banking industry.  Non-GAAP financial measures have inherent limitations. Such measures are not uniformly applied by the Company or calculated by other companies in the same manner and are not audited.  Readers should be aware of these limitations and should be cautious as to their use of such measures.  These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP.

The Company believes that pre-tax, pre-provision earnings are a useful measure in assessing First Financial’s core operating performance, particularly during times of economic stress.  This measurement, as defined by management, represents total revenue, defined as net interest income plus noninterest income, less noninterest expense.

First Financial believes that the exclusion of goodwill and other intangible assets facilitates the comparison of results for ongoing business operations.  The tangible common equity (“TCE”) ratio and tangible common book value (“TBV”) has become a focus of some investors, analysts and banking regulators.  Management believes these measures may assist in analyzing the Company’s capital position absent the effects of intangible assets and preferred stock.  Because TCE and TBV are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures.  However, analysts and banking regulators may assess the Company’s capital adequacy using TCE or TBV, therefore, management believes that it is useful to provide investors the ability to assess its capital adequacy on the same basis.

Refer to the Selected Financial Information Table and the Non-GAAP Reconciliation Table later in this release for additional information.

About the Company

First Federal operates 66 financial centers located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick, New Hanover and Pender counties in coastal North Carolina offering banking, trust and pension administration services.  The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.

NOTE:  R. Wayne Hall, President and CEO of the Company, Blaise B. Bettendorf, Executive Vice President and CFO, and Joseph W. Amy, Executive Vice President and CCO, will discuss these results in a conference call at 2:00 PM (EDT), October 27, 2010.  The call can be accessed via a webcast available on First Financial’s website at www.firstfinancialholdings.com.

Forward Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties.  Management’s ability to predict results or the effect of future plans or strategies is inherently uncertain.  The Company’s actual results, performance or achievements may differ materially from those suggested, expressed or implied by these forward-looking statements as a result of a wide range of factors. These factors include, but are not limited to, the general business environment, general economic conditions nationally and in the States of North and South Carolina, interest rates, the North and South Carolina real estate markets, the demand for mortgage loans, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and charge-offs, changes in our allowance for loan losses and provision for loan losses that may be affected by deterioration in the housing and real estate markets; results of examinations by our banking regulators, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; our ability to control operating costs and expenses, our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the fiscal year ended September 30, 2009, Quarterly Reports on Form 10-Q and current reports on Form 8-K.  Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

Many aspects of the Dodd-Frank Act are subject to rulemaking and will take effect over several years, making it difficult to anticipate the overall financial impact on the Company and the financial services industry more generally.  Provisions in the legislation could also increase the capital requirements applicable to the Company and First Federal and could require the Company and First Federal to seek additional sources of capital in the future.

Such forward-looking statements may include projections.  Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company.  In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company.  Accordingly, actual results may be materially higher or lower than those projected.  The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct.  The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.

For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Dorothy B. Wright, Senior Vice President-Investor Relations and Corporate Secretary, (843) 529-5931 or (843) 729-7005.

FIRST FINANCIAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands)	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
					(audited)
ASSETS
Cash and due from banks	$49,837	$53,596	$54,491	$58,244	$54,565
Interest-bearing deposits with banks	10,710	8,412	7,596	8,185	23,505
Total cash and cash equivalents	60,547	62,008	62,087	66,429	78,070
Investment securities:
Securities available for sale, at fair value	407,976	413,617	446,414	478,768	492,754
Securities held to maturity, at amortized cost	22,529	22,512	22,496	22,481	22,401
Nonmarketable securities - FHLB stock	42,867	46,141	46,141	46,141	46,141
Total investment securities	473,372	482,270	515,051	547,390	561,296
Loans	2,564,348	2,590,819	2,612,215	2,644,202	2,661,742
Less: Allowance for loan losses	86,871	86,945	82,731	73,534	68,473
Net loans	2,477,477	2,503,874	2,529,484	2,570,668	2,593,269
Loans held for sale	28,400	15,030	12,681	22,903	25,603
Premises and equipment, net	83,413	83,529	83,417	80,113	81,021
Goodwill	28,260	28,260	28,024	28,025	29,278
Other intangible assets, net	9,754	9,997	10,228	10,470	8,683
FDIC indemnification asset, net	67,583	66,794	65,461	64,130	62,754
Other assets	94,209	72,582	74,434	86,020	70,313
Total assets	$3,323,015	$3,324,344	$3,380,867	$3,476,148	$3,510,287

LIABILITIES
Deposits:
Noninterest-bearing	$223,915	$223,058	$220,375	$216,221	$206,081
Interest-bearing	2,191,148	2,240,599	2,233,655	2,077,206	2,113,452
Total deposits	2,415,063	2,463,657	2,454,030	2,293,427	2,319,533
Advances from FHLB	508,235	478,364	530,493	565,622	492,751
Other short-term borrowings	812	813	812	181,812	258,813
Long-term debt	46,392	46,392	46,392	46,392	46,392
Other liabilities	34,323	11,321	14,139	34,441	41,149
Total liabilities	3,004,825	3,000,547	3,045,866	3,121,694	3,158,638

SHAREHOLDERS' EQUITY
Preferred stock	1	1	1	1	1
Common stock	215	215	215	214	208
Additional paid-in capital	194,767	195,175	194,851	194,654	185,249
Treasury stock, at cost	(103,563)	(103,563)	(103,563)	(103,563)	(103,563)
Retained earnings	221,920	224,871	238,678	259,511	265,821
Accumulated other comprehensive income	4,850	7,098	4,819	3,637	3,933
Total shareholders’ equity	318,190	323,797	335,001	354,454	351,649
Total liabilities and shareholders' equity	$3,323,015	$3,324,344	$3,380,867	$3,476,148	$3,510,287

Note: Certain amounts have been reclassified to conform with current period presentation.

FIRST FINANCIAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended					Twelve Months Ended

(in thousands, except share data)	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	September 30, 2010	September 30, 2009

INTEREST INCOME
Interest and fees on loans	$36,752	$37,485	$38,267	$40,018	$39,941	$152,522	$155,674
Interest and dividends on investments	5,574	5,892	6,140	6,967	7,492	24,573	30,711
Other	798	904	1,009	1,115	2,382	3,826	2,411
Total interest income	43,124	44,281	45,416	48,100	49,815	180,921	188,796
INTEREST EXPENSE
Interest on deposits	8,042	8,189	7,835	8,718	9,407	32,784	40,894
Interest on borrowed money	4,232	4,863	6,085	6,494	6,357	21,674	26,220
Total interest expense	12,274	13,052	13,920	15,212	15,764	54,458	67,114
NET INTEREST INCOME	30,850	31,229	31,496	32,888	34,051	126,463	121,682
Provision for loan losses	17,579	36,373	45,915	25,327	21,280	125,194	66,883
Net interest income (loss) after provision for loan losses	13,271	(5,144)	(14,419)	7,561	12,771	1,269	54,799
NONINTEREST INCOME
Service charges on deposit accounts	6,446	6,645	6,183	6,300	6,371	25,574	24,407
Insurance	6,273	6,298	7,507	5,429	6,571	25,507	27,022
Mortgage and other loan income	4,382	2,469	2,104	2,439	2,708	11,394	8,203
Trust and plan administration	1,087	1,016	1,040	1,269	1,093	4,412	1,841
Brokerage fees	591	644	550	496	532	2,281	2,028
Other	510	1,944	797	1,698	493	4,949	1,927
Net securities losses	(230)	(311)	(1,818)	(494)	(615)	(2,853)	(3,993)
Total noninterest income	19,059	18,705	16,363	17,137	17,153	71,264	61,435

NONINTEREST EXPENSE
Salaries and employee benefits	18,586	18,894	18,697	17,780	18,816	73,957	66,221
Occupancy costs	2,516	2,308	2,442	2,447	2,428	9,713	8,856
Furniture and equipment	2,373	2,256	2,052	2,139	2,504	8,820	8,315
Real estate owned expenses, net	2,723	925	1,915	1,560	631	7,123	3,071
FDIC insurance and regulatory fees	1,274	1,112	1,345	941	1,345	4,672	5,787
Professional services	1,081	1,454	859	767	972	4,161	3,670
Advertising and marketing	951	707	821	786	818	3,265	2,852
Other loan expense	514	335	403	417	381	1,669	1,074
Intangible asset amortization	243	231	243	243	194	960	761
Other expense	4,456	4,881	4,519	5,514	4,298	19,370	15,779
Total noninterest expense	34,717	33,103	33,296	32,594	32,387	133,710	116,386
Loss before income taxes	(2,387)	(19,542)	(31,352)	(7,896)	(2,463)	(61,177)	(152)
Income tax benefit	(1,215)	(7,513)	(12,296)	(3,364)	(1,199)	(24,388)	(615)
(Loss) income before extraordinary item	(1,172)	(12,029)	(19,056)	(4,532)	(1,264)	(36,789)	463
EXTRAORDINARY ITEM
Gain on acquisition, less income taxes of $18,833	-	-			-	-	28,857
NET (LOSS) INCOME	$(1,172)	$(12,029)	$(19,056)	$(4,532)	$(1,264)	$(36,789)	$29,320
Preferred stock dividends	813	813	813	813	802	3,252	2,663
Accretion on preferred stock discount	142	140	138	136	127	556	431
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(2,127)	$(12,982)	$(20,007)	$(5,481)	$(2,193)	$(40,597)	$26,226

Net (loss) income per common share:
Basic	$(0.13)	$(0.79)	$(1.21)	$(0.33)	$(0.19)	$(2.46)	$2.24
Diluted	$(0.13)	$(0.79)	$(1.21)	$(0.33)	$(0.19)	$(2.46)	$2.24

Average common shares outstanding:
Basic	16,527	16,527	16,526	16,464	11,791	16,511	11,721
Diluted	16,527	16,527	16,526	16,464	11,791	16,511	11,721

Note: Certain amounts have been reclassified to conform with current period presentation.

FIRST FINANCIAL HOLDINGS, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)	For the Quarter Ended
(in thousands, except ratios)	September 30, 2010		June 30, 2010		March 31, 2010		December 31, 2009		September 30, 2009
Average for the Quarter
Total assets	$3,316,098		$3,358,635		$3,429,172		$3,487,674		$3,563,973
Earning assets	3,144,763		3,192,199		3,256,664		3,311,040		3,382,201
Loans	2,602,059		2,617,584		2,645,741		2,684,929		2,724,079
Deposits	2,450,148		2,466,284		2,334,035		2,312,129		2,362,731
Interest-bearing liabilities	2,743,785		2,790,884		2,854,834		2,859,013		2,989,317
Shareholders' equity	321,379		330,829		346,194		356,897		309,287

Performance Metrics
Return on average assets	(0.14	) %	(1.43	) %	(2.22	) %	(0.52	) %	(0.14	) %
Return on average shareholders' equity	(1.46)		(14.54)		(22.02)		(5.08)		(1.57)
Net interest margin (FTE) (1)	3.91		3.94		3.94		3.96		4.03
Efficiency ratio (non-GAAP)	69.04		65.69		66.83		64.29		62.17
Pre-tax pre-provision earnings (non-GAAP)	$15,192		$16,831		$14,563		$17,431		$18,817

Credit Quality Metrics
Allowance for loan losses as a percent of loans	3.39%		3.36%		3.17%		2.78%		2.57%
Allowance for loan losses as a percent of nonperforming loans	61.54		65.75		60.94		67.55		85.00
Nonperforming loans as a percent of loans	5.51		5.10		5.20		4.12		3.03
Nonperforming assets as a percent of loans and other repossessed assets acquired	5.94		5.56		5.63		4.87		3.82
Nonperforming assets as a percent of total assets	4.61		4.35		4.37		3.73		2.92
Net loans charged-off as a percent of average loans (annualized)	2.71		4.91		5.55		3.02		1.07
Net loans charged-off	$17,652		$32,159		$36,718		$20,266		$7,307

(1) Net interest margin is presented on an annual basis, includes taxable equivalent adjustments to interest income and is based on a federal tax rate of 35%.

FIRST FINANCIAL HOLDINGS, INC.
Non-GAAP Reconciliation (Unaudited)	For the Quarter Ended
(in thousands, except per share data)	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Efficiency Ratio
Net interest income (A)	$30,850	$31,229	$31,496	$32,888	$34,051
Taxable equivalent adjustment (B)	149	148	148	183	274
Noninterest income (C)	19,059	18,705	16,363	17,137	17,153
Net securities losses (D)	(230)	(311)	(1,818)	(494)	(615)
Noninterest expense (E)	34,717	33,103	33,296	32,594	32,387
Efficiency Ratio: E/(A+B+C-D)	69.04%	65.69%	66.83%	64.29%	62.17%

Tangible Assets and Tangible Common Equity
Total assets	$3,323,015	$3,324,344	$3,380,867	$3,476,148	$3,510,287
Goodwill	(28,260)	(28,260)	(28,024)	(28,025)	(29,278)
Other intangible assets, net	(9,754)	(9,997)	(10,228)	(10,470)	(8,683)
Tangible assets (non-GAAP)	$3,285,001	$3,286,087	$3,342,615	$3,437,653	$3,472,326

Total shareholders' equity	$318,190	$323,797	$335,001	$354,454	$351,649
Preferred stock	(65,000)	(65,000)	(65,000)	(65,000)	(65,000)
Goodwill	(28,260)	(28,260)	(28,024)	(28,025)	(29,278)
Other intangible assets, net	(9,754)	(9,997)	(10,228)	(10,470)	(8,683)
Tangible common equity (non-GAAP)	$215,176	$220,540	$231,749	$250,959	$248,688

Shares outstanding, end of period (000s)	16,527	16,527	16,527	16,526	15,897

Tangible common equity to tangible assets	6.55%	6.71%	6.93%	7.30%	7.16%
Tangible common book value per share	$13.02	$13.34	$14.02	$15.19	$15.64

Pre-tax pre-provision earnings
(Loss) income before income taxes	$(2,387)	$(19,542)	$(31,352)	$(7,896)	$(2,463)
Provision for loan losses	17,579	36,373	45,915	25,327	21,280
Pre-tax pre-provision earnings	$15,192	$16,831	$14,563	$17,431	$18,817